As filed with the Securities and Exchange Commission on October 13, 2000
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933


                        IDEC PHARMACEUTICALS CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     33-0112644
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                              3030 CALLAN ROAD
                           SAN DIEGO, CALIFORNIA 92121
               (Address of principal executive offices) (Zip Code)


                             1988 STOCK OPTION PLAN
                   (Amended and Restated Through May 17, 2000)
                  1993 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                 (Amended and Restated Through January 12, 2000)
                           (Full titles of the Plans)


                              PHILIP M. SCHNEIDER
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                        IDEC PHARMACEUTICALS CORPORATION
                    3030 CALLAN ROAD, SAN DIEGO, CA 92121
                     (Name and address of agent for service)
                                 (858) 431-8500
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE


                                                       Proposed           Maximum
                                                        Maximum          Aggregate       Amount of
  Title of Securities to be        Amount to be      Offering Price       Offering      Registration
         Registered                Registered(1)       per Share(2)       Price(2)           Fee
====================================================================================================
1988 Stock Option Plan (Amended and Restated Through May 17, 2000)

Common Stock, $0.0005 par value   1,710,000 shares        $159.50   $ 272,745,000.00    $ 72,004.68

1993 Non-Employee Directors Stock Option Plan (Amended and Restated Through January 12, 2000)

Common Stock, $0.0005 par value     300,000 shares        $159.50   $  47,850,000.00    $ 12,632.40

                                                                Aggregate Filing Fee:   $ 84,637.08
====================================================================================================


(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the 1988 Stock Option Plan (Amended and Restated Through May 17, 2000) and/or the 1993 Non-Employee Directors Stock Option Plan (Amended and Restated Through January 12,
      2000) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the oustanding shares of the Registrant's common stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, (the "1933 Act") on the basis of the average of the high and low selling prices per share of the Registrant's common stock on October 9, 2000 as reported by The Nasdaq Stock Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        IDEC Pharmaceuticals Corporation (the "Registrant," "IDEC
Pharmaceuticals," "we," "our" or "us") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission ("SEC"):

         (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the SEC on March 30, 2000, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000 and June 30, 2000 filed with the SEC on May 15, 2000 and August 14, 2000, respectively, pursuant to
                  Section 13 of the Exchange Act;

         (c) Our Definitive Proxy Statement filed with the SEC on November 4, 1999, in which Exhibit A to the Definitive Proxy Statement there is described the terms, rights and provisions applicable to our outstanding common stock.


         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit.

         Our Bylaws provide that we shall indemnify our directors and may indemnify our officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. We currently have secured such insurance on behalf of our directors and officers.

         We have entered into agreements to indemnify our directors and executive officers, in addition to indemnification provided for in our Bylaws. These agreements, among other things, indemnify our directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of IDEC Pharmaceuticals, arising out of such person's services as a director or executive officer of IDEC Pharmaceuticals, any subsidiary of ours or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS


  EXHIBIT NUMBER           EXHIBIT
        4                  Reference is made to the Registrant's Definitive
                           Proxy Statement filed with the SEC on November 4,
                           1999, including exhibits thereto, which is
                           incorporated herein by reference.

        5                  Opinion of Pillsbury, Madison & Sutro LLP.

        23.1               Consent of Independent Auditors - KPMG LLP.

        23.2 Consent of Pillsbury, Madison & Sutro LLP is contained in Exhibit 5.

        24 Reference is made to the signature page of this Registration Statement.

        99.1               1988 Stock Option Plan (Amended and Restated Through
                           May 17, 2000).

        99.2*              Form of Notice of Grant.

        99.3*              Form of Stock Option Agreement.

        99.4               1993 Non-Employee Directors Stock Option Plan
                           (Amended and Restated Through January 12, 2000).


         * Exhibits 99.2 and 99.3 are incorporated herein by reference to Exhibits 28.2 and 28.3, respectively, of the Registrant's Registration Statement No. 33-45172 on Form S-8 which was filed with the Securities and Exchange Commission on January 21, 1992.


ITEM 9.  UNDERTAKINGS

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrants 1988 Stock Option Plan and/or 1993 Non-Employee Directors Stock Option Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 11th day of October, 2000.

                                       IDEC PHARMACEUTICALS CORPORATION


                                       By /s/ WILLIAM H. RASTETTER
                                       ---------------------------------------
                                       William H. Rastetter, Ph.D.
                                       Chairman, President and Chief Executive
                                       Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned officers and directors of IDEC Pharmaceuticals Corporation, a Delaware corporation, do hereby constitute and appoint William H. Rastetter and Phillip M. Schneider, and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or any one of them, determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, and any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                     Title                                  Date
----------                     -----                                  ----

/s/ WILLIAM H. RASTETTER
----------------------------   Chairman, President and                October 11, 2000
William H. Rastetter, Ph.D.    Chief Executive Officer
                               (Principal Executive Officer)


/s/ PHILLIP M. SCHNEIDER
----------------------------   Vice President and Chief               October 11, 2000
Phillip M. Schneider           Financial Officer (Principal
                               Financial and Accounting Officer)




Signatures                     Title                                  Date
----------                     -----                                  ----


/s/ CHARLES C. EDWARDS         Director                               October 11, 2000
-----------------------------
Charles C. Edwards, M.D.


/s/ ALAN B. GLASSBERG          Director                               October 11, 2000
-----------------------------
Alan B. Glassberg, M.D.


                               Director
-----------------------------
Kazuhiro Hashimoto


/s/ FRANKLIN P. JOHNSON, JR.   Director                               October 11, 2000
-----------------------------
Franklin P. Johnson, Jr.


/s/ ROBERT W. PANGIA           Director                               October 11, 2000
-----------------------------
Robert W. Pangia


/s/ BRUCE R. ROSS              Director                               October 11, 2000
----------------------------
Bruce R. Ross


/s/ THE HONORABLE LYNN SCHENK  Director                               October 11, 2000
-----------------------------
The Honorable Lynn Schenk


/s/ WILLIAM D. YOUNG           Director                               October 11, 2000
-----------------------------
William D. Young



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                     UNDER

                             SECURITIES ACT OF 1933

                        IDEC PHARMACEUTICALS CORPORATION


                                  EXHIBIT INDEX


     EXHIBIT NUMBER        EXHIBIT
        4                  Reference is made to the Registrant's Definitive
                           Proxy Statement filed with the SEC on November 4,
                           1999, including exhibits thereto, which is
                           incorporated herein by reference.

        5                  Opinion of Pillsbury, Madison & Sutro LLP.

        23.1               Consent of Independent Auditors - KPMG LLP.

        23.2 Consent of Pillsbury, Madison & Sutro LLP is contained in Exhibit 5.

        24 Reference is made to the signature page of this Registration Statement.

        99.1               1988 Stock Option Plan (Amended and Restated Through
                           May 17, 2000).

        99.2*              Form of Notice of Grant.

        99.3*              Form of Stock Option Agreement.

        99.4               1995 Employee Stock Purchase Plan (Amended and
                           Restated Through January 12, 2000).


         * Exhibits 99.2 and 99.3 are incorporated herein by reference to Exhibits 28.2 and 28.3, respectively, of the Registrant's Registration Statement No. 33-45172 on Form S-8 which was filed with the Securities and Exchange Commission on January 21, 1992.